Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 of our report dated March 28, 2022, relating to the financial statements of Sonder Holdings Inc. (f/k/a Gores Metropoulos II, Inc.) appearing in the Registration Statement on Form S-1. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ WithumSmith+Brown, PC

New York, New York
March 28, 2022